							EXHIBIT 21.1


                           Axcelis Technologies, Inc.
                           -------------------------

          Exhibit 21 to Form 10-K for the year ended December 31, 2002
          ------------------------------------------------------------
                                  Subsidiaries
                                  ------------

A. The following is all direct and indirect wholly-owned subsidiaries of Axcelis Technologies, Inc. as of the date hereof:

Domestic Subsidiaries

1.   Fusion Systems Corporation a Delaware corporation
2.   Fusion Technology International, Inc., a Delaware corporation
3.   Axcelis Technologies (Israel), Inc., Delaware corporation
4.   Fusion Investments, Inc. , a Maryland corporation
5.   High Temperature Engineering Corporation, a Delaware corporation

European Subsidiaries

6.   Axcelis Technologies, GmbH (Germany)
7.   Axcelis Technologies, S.r.L (Italy)
8.   Axcelis Technologies, Sarl (France)
9.   Axcelis Technologies, Ltd. (U.K.)
10.  Axcelis Technologies B.V. (Netherlands)

Asian Subsidiaries

11.  Axcelis Technologies, KK (Japan)
12.  Axcelis Technologies Limited (Korea)
13.  Axcelis Technologies Ltd. (Taiwan)
14.  Axcelis Technologies Pte. Ltd. (Singapore)
15. Axcelis Technologies Semiconductor Trading (Shanghai) Co., Ltd. (Peoples Republic of China)

B. Axcelis Technologies, Inc. holds 50% of the outstanding shares of Sumitomo Eaton Nova Corporation, a Japanese corporation.